UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007 [July 31, 2007]

FACT CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-17232 (Commission File Number)	84-0888594 (IRS Employer Identification No.)

1530-9 Avenue SE., Calgary, Alberta, Canada T2G 0T7

 (Address of principal executive offices)               (Zip Code)

(403) 693-8000

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

On July 31, 2007, the Board of Directors of FACT Corporation (the “Company”, “we”, or “our”) approved the appointment of Child, Van Wagoner & Bradshaw, PLLC as our independent auditors. Our auditors for the fiscal years ending 2006 and 2005 were Miller and McCollom, Certified Public Accountants.    The Board of Directors recommended the change in our auditors pursuant to advice from Miller and McCollom that they would be unable to continue as auditors for the Company since they had been auditors for the Company for the last five years and that Miller and McCollom had determined they were going to discontinue their SEC audit practice and were not going to continue to maintain their PCAOB registrations.

 Based on this advice, the Board of Directors has determined to recommend a change in auditors.  There have been no disputes with Miller and McCollom in regard to the Company’s financial reporting or in regards to Miller and McCollom’s audit report.

(1) Previous Independent Auditors:

On June 22, 2007, the Board of Directors approved a change in auditors be presented to the Company’s shareholders at the Company’s Annual Meeting.   On July 31, 2007, the shareholders of the Company approved a change in auditors from Miller and McCollom, Certified Public Accountants to Child, Van Wagoner & Bradshaw, PLLC. As of August 9, 2007, the Company dismissed as its principal accountant previously engaged to audit the Company's financial statements, Miller and McCollom.  Miller and McCollom was engaged to audit the Company's financial statements for the fiscal years ended December 31, 2006 and 2005 and were the Company’s auditor for the last five years.  Miller and McCollom’s report on the Company's financial statements for the fiscal years ended December 31, 2006, and 2005 contained substantial doubt about the Company's ability to continue as a going concern.  Such report did not contain any other adverse opinion or a disclaimer of opinion nor was it in any other way qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two (2) most recent fiscal years and during all subsequent interim periods preceding Miller and McCollom’s dismissal, there were no disagreements between the Company and the accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Other than the comments with respect to substantial doubt about the Company’s ability to continue as a going concern as described above, there were no reportable events (as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K") that occurred within the Company's two most recent fiscal years nor any subsequent interim period preceding the dismissal of Miller and McCollom.

The Company provided Miller and McCollom with a copy of the disclosures made in this Current Report on Form 8-K prior to the filing of the same. The Company requested Miller and McCollom to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made in this Form 8-K. A copy of the letter from Miller and McCollom to the SEC advising that they are in agreement with the disclosure in this Form 8-K is appended as an exhibit to this filing.

(2) New Independent Auditors:

On or about August 10, 2007, the Company engaged the accounting firm of Child, Van Wagoner & Bradshaw, PLLC as its principal accounting firm to audit the Company’s financial statements as successor to Miller and McCollom.  During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with Child, Van Wagoner & Bradshaw, PLLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; nor did Child, Van Wagoner & Bradshaw, PLLC provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; nor has any disagreement or other reportable event (as such are defined in paragraphs (a)(1)(iv)-(v) under Item 304 of Regulation S-K) occurred as disclosed above.

Item 9.01

Financial Statements and Exhibits

 (d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
16.1	Letter from Miller and McCollom dated August 12, 2007 regarding change in certifying accountant.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACT CORPORATION
August 14, 2007	By: /s/ Jacqueline Danforth Jacqueline Danforth Chief Executive Officer

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